UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
475 Reed Road
P.O. Box 2007
Dalton, Georgia 30722-2007
(706) 876-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:
The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Corporate Office, 475 Reed Road, Dalton, Georgia, on May 2, 2023 at 8:00 a.m., Eastern Daylight Time, for the following purposes:

1.To elect seven individuals to the Board of Directors for a term of one year each;

2.    To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“Say-on-Pay”);

3.    To ratify appointment of FORVIS, LLP to serve as independent registered public accountants of the Company for 2023; and

4.    Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 24, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dalton, Georgia
Dated: March 17, 2023

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 2, 2023

The proxy statement and annual report to shareholders are available under "Annual Report" and "Proxy Materials" at www.dixiegroup.com/Investor, "Financial Document Library."

THE DIXIE GROUP, INC.
475 Reed Road
P.O. Box 2007
Dalton, Georgia 30722-2007
(706) 876-5800

ANNUAL MEETING OF SHAREHOLDERS
May 2, 2023

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 17, 2023, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 24, 2023.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect seven (7) individuals to the Board of Directors for a term of one year each, (ii) cast an advisory vote on the Company’s executive compensation for its named executive officers; (iii) ratify the appointment of FORVIS, LLP to serve as independent registered public accountants of the Company for 2023, and (iv) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the seven (7) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; and (iii) FOR ratifying the appointment of FORVIS, LLP to serve as independent registered public accountants of the Company for 2023.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 24, 2023, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 24, 2023, 14,453,466 shares of Common Stock, representing 14,453,466 votes, were held of record by approximately 3,664 shareholders (including an estimated 3,000 shareholders whose shares are held in nominee names) and 1,129,158 shares of Class B Common Stock, representing 22,583,160 votes, were held by 10 individual shareholders, together representing an aggregate of 37,036,626 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the seven (7) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; and (iii) FOR ratifying the appointment of FORVIS, LLP to serve as independent registered public accountants of the Company for 2023.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Derek Davis.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and Michael L. Owens. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting.

    Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes properly cast in favor of such compensation exceeds the number of votes cast against such compensation.

    Ratification of the appointment of FORVIS, LLP to serve as independent registered public accountants of the Company for 2023 will be approved if the number of votes properly cast favoring ratification exceeds the number of votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes for purposes of Proposal One. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year-ended December 31, 2022, is enclosed herewith.

    The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 24, 2023, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.
The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 24, 2023 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	1,286,776	(3)	8.3	%
Lookout Mountain, TN 37350	Class B Common Stock	1,129,158	(4)	100	%

Jeffrey L. Gendell
1 Sound Shore Drive, Suite 304	Common Stock	1,446,782	(5)	10.0	%
Greenwich, CT 06830-7251

Hodges Capital Holdings, Inc.
2905 Maple Avenue	Common Stock	1,385,900	(6)	9.6	%
Dallas, TX 75201

Robert E. Shaw
115 West King Street	Common Stock	1,125,000	(7)	7.8	%
Dalton, GA 30722-1005

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

William F. Blue, Jr.	Common Stock	49,571	(8)		*

Charles E. Brock	Common Stock	41,341	(9)		*

D. Kennedy Frierson, Jr.	Common Stock	388,615	(10)	2.6	%
	Class B Common Stock	369,777	(4)	32.7	%

Lowry F. Kline	Common Stock	94,699	(11)		*

Hilda S. Murray	Common Stock	41,341	(12)		*

T.M. Nuckols, Jr.	Common Stock	127,882	(13)		*

Michael L. Owens	Common Stock	37,175	(14)		*

All Directors, Named Executive Officers and	Common Stock	1,910,281	(15)	12.3	%
Executive Officers as Group (10 Persons) **	Class B Common Stock	1,129,158	(16)	100	%

* Percentage of shares beneficially owned does not exceed 1% of the Class.
** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 24,493,441 votes or 66.1% of the total vote.

(1)    Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)    Does not include 118,510 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which Bank of America, N.A. serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)    Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Shares held outright	32,994	(a)	495,182	(a)
Shares held in his Individual Retirement Account	3,567	(a)
Shares held in 401(k) Plan	796	(a)	—
Shares held by his wife	—		94,879	(c)
Shares held by his children, their spouses and grandchildren	33,841	(b)	427,999	(c)
Unvested restricted stock	86,420	(a)	105,612	(a)
Shares held by family Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	1,129,158		—
Total	1,286,776		1,129,158

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)    The 1,129,158 includes 528,364 shares of Class B Common Stock held subject to a Shareholder's Agreement among Daniel K. Frierson, his wife, two of their five children (including D. Kennedy Frierson, Jr., his son) and certain family trusts which hold Class B Common Stock, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares. The Shareholder's Agreement relates only to shares of Class B Common Stock held by each of the parties to the agreement. Pursuant to the agreement Daniel K. Frierson is granted a proxy to vote such shares of Class B Common Stock so long as they remain subject to the agreement. The Class B Common Stock is convertible on a share for share basis into shares of Common Stock; however, upon conversion such shares are no longer subject to the agreement. Nevertheless, the parties to the agreement may be deemed to be members of a "group" for purposes of Section 13(d) of the act and for purposes of reporting beneficial ownership of the Common Stock of The Dixie Group, Inc., and accordingly Daniel K. Frierson, and the other parties to the agreement have jointly filed a report on Schedule 13(d) reporting beneficial ownership of the Common Stock which they own.

(5)    Jeffrey L. Gendell. has reported the beneficial ownership of an aggregate of 1,446,782 shares of Common Stock for which he has 1,399,547 shared voting power and 1,399,547 shared dispositive power and 47,235 sole voting and sole dispositive power (with Tontine Asset Associates, LLC). The reported information is based upon the Schedule 13G filed by Tontine Asset Associates, LLC and Mr. Gendell, managing member of Tontine Asset Associates, LLC, with the Securities and Exchange Commission on Feburary 11, 2022.

(6)    Hodges Capital Holdings, Inc., Craig Hodges, Hodges Capital Management, Inc., Hodges Fund, Hodges Small Intrinsic Value Fund, and First Dallas Securities, Inc. has reported beneficial ownership of an aggregate of 1,385,900 shares of Common Stock. Hodges Capital Holdings, Inc. reports having shared voting power of 1,127,845 and 1,385,900 shared dispositive power. The reported information is based upon the Schedule 13G filed by Hodges Capital Holdings, Inc. with the Securities and Exchange Commission on February 2, 2021.

(7)    Robert E. Shaw has reported the beneficial ownership of an aggregate of 1,125,000 shares of Common Stock for which he has 1,125,000 shared voting power and 1,125,000 shared dispositive power. The reported information is based upon the Schedule 13G filed by Mr. Shaw with the Securities and Exchange Commission on January 25, 2023.

(8)    Mr. William F. Blue's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Vested Restricted Stock Award	8,000
Director's Unvested Restricted Stock Award	8,000
Shares held outright	12,609
Performance Units, convertible into shares of Common Stock on retirement as a director	20,962
Total	49,571

(9)    Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Vested Restricted Stock Award	8,000
Director's Unvested Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	41,341

(10)    Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Shares held outright	1,979	122,223	(a)
Shares held by his wife	100	—
Shares held in trust(s) for children	2,585	15,540	(a)
Shares held in 401(k)	2,301	—
Unvested Restricted Stock	11,873	232,014	(a)
Exercisable Stock Options	—	—
Deemed conversion of Class B Stock	369,777	—	(a)
Total	388,615	369,777

(a)     Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(11)    Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Vested Restricted Stock Award	8,000
Director's Unvested Restricted Stock Award	8,000
Shares held outright	41,198
Performance Units, convertible into shares of Common Stock on retirement as a director	37,501
Total	94,699

(12)    Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Vested Restricted Stock Award	8,000
Director's Unvested Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	41,341

(13)    Mr. T.M. Nuckols, Jr.'s beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	34,325
Unvested Restricted Stock	93,557
Total	127,882

(14)    Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Director's Vested Restricted Stock Award	8,000
Director's Unvested Restricted Stock Award	8,000
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	21,175
Total	37,175

(15)    Includes: (i) 234,124 shares of Common Stock owned directly by individuals in this group; (ii) 7,909 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) 130,320 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (iv) 40,000 shares of Common Stock held by the Company's non-employee directors as an unvested award of Restricted Stock; (v) 40,000 shares of Common Stock held by the Company's non-employee directors as a vested award of Restricted Stock; (vi) 17,688 shares of Common Stock owned by immediate family members of certain members of this group; (vii) 3,567 shares held in individual retirement accounts; (viii) 307,515 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (ix) 1,129,158 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.
(16)    Includes: (i) 1,129,158 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director
Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint Directors to fill the unexpired terms of Directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became Directors of the Company, and certain other relevant information with respect to such nominees are as follows:

    William F. Blue, Jr., age 64, is Chairman of the Board of The Hopeway Foundation in Charlotte, North Carolina. From 2008 until his retirement in 2014, he served as Vice Chairman of Investment Banking and Capital Markets, part of Wells Fargo Securities, LLC, in Charlotte. Throughout his 29-year investment banking career, he represented foreign and domestic corporations in financing and advisory assignments, including acquisitions, divestitures, recapitalizations, fairness opinions, and public and private equity and debt offerings. From 1998 until 2008, Mr. Blue served as group head of the Wachovia Consumer and Retail Investment Banking group. Before joining Wachovia, he was a managing director in the Mergers and Acquisitions group of NationsBanc Montgomery Securities, the predecessor firm to Banc of America Securities. Mr. Blue is a member of the Company's Audit Committee, Executive Committee and Chairman of the Company’s Compensation/Nominations and Corporate Governance Committee. Mr. Blue serves as Lead Independent Director and chairs Executive Sessions of the Board. Mr. Blue has been a Director of the Company since October 2014

    Charles E. Brock, age 58, is the owner of Brock Partnerships, an entrepreneurial advisory and investment firm. From 2013-2018, Mr. Brock served as President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of Pinnacle Financial Partners. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Compensation/Nominations and Corporate Governance Committee. He has been a Director of the Company since 2012.

    Daniel K. Frierson, age 81, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a Director of the Company since 1973. Mr. Frierson serves as a Director of Printpack, Inc., a world leading Flexible Packaging Company, headquartered in Atlanta, Georgia and serves as Chairman of its Compensation Committee. Mr. Frierson is Chairman of the Executive Committee.

    D. Kennedy Frierson, Jr., age 56, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, and President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a Director of the Company since 2012.

    Lowry F. Kline, age 82, served as a director of Coca-Cola Enterprises, Inc. from April 2000 until April 2008, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a former director of Jackson Furniture Industries, Inc., headquarter in Cleveland, Tennessee and McKee Foods Corporation, headquartered in Collegedale, Tennessee. Mr. Kline is a member of the Company’s Compensation/Nominations and Corporate Governance Committee, a member of the Company’s Audit Committee, and is a member of the Company’s Executive Committee. He has been a Director of the Company since 2004.

    Hilda S. Murray, age 68, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray has been a Director of the Company since 2012, is a member of the Company’s Audit Committee, and is a member of the Company’s Compensation/Nominations and Corporate Governance Committee.

    Michael L. Owens, age 66, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a Director of the Company since 2014 and is Chairman of the Company's Audit Committee.

D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.
Considerations with Respect to Nominees

    In selecting the slate of nominees for 2023, the independent Directors of the Board considered the familiarity of the Company’s incumbent Directors with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board. With respect to all nominees, the independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by each nominee. These qualifications are reflected in the business experience listed under each nominee’s name above. In order of the list of nominees, such information may be summarized as follows: Mr. Blue is an experienced investment banker having been Vice Chairman of Wells Fargo Securities and involved with capital formation, mergers, acquisitions and financing of various types of venture; he chairs the Company's Compensation/Nominations and Corporate Governance Committee. Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant and is Chairman of the Company's Audit Committee.

The Board of Directors recommends that the Company’s shareholders vote FOR electing the seven (7) nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors
The Board of Directors of the Company met five (5) times in 2022.

Committees, Attendance, and Directors' Fees
     The Company has a standing Executive Committee, Audit Committee and a Compensation/Nominations and Corporate Governance Committee. Copies of the Company’s Audit Committee and Compensation/Nominations and Corporate Governance Committee charters, and the Company’s resolution establishing the Executive Committee’s authority may be found on the Company’s website at www.dixiegroup.com/investor.

Members of the Executive Committee are Daniel K. Frierson, Chairman, William F. Blue, Jr. and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors.

Members of the Audit Committee are Michael L. Owens, Chairman, William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, and Hilda S. Murray. All of the members of the Audit Committee are “independent directors” as that term is defined by applicable regulations and rules of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met five (5) times in 2022.

Members of the Compensation/Nominations and Corporate Governance Committee are William F. Blue, Jr., Chairman, Charles E. Brock, Lowry F. Kline and Hilda S. Murray. In its role as a Compensation Committee it administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Committee actions with respect to Compensation of Executive Officers for 2022, see Compensation Discussion and Analysis - Compensation for 2022.

Annually, the Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Committee reports to the Board on its performance review.

The Compensation/Nominations and Corporate Governance Committee met two (2) times in 2022, in its role as a Compensation Committee and once in its role as a Nominations and Corporate Governance Committee. In its role as a Nominations and Corporate Governance Committee, the Committee develops and recommends for board approval corporate governance guidelines.

The Compensation/Nominations and Corporate Governance Committee’s Charter includes the duties of a corporate governance committee and of a nominating committee. Nominees approved by a majority of the Committee are recommended to the full Board. In selecting and approving director nominees, the Committee considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Committee also considers the following in selecting the proposed nominee slate:

•at all times at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with relevant regulatory and NASD standards;

•at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert”.

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the makeup of the Board of Directors. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive Sessions of the Board are chaired by Director William F. Blue, Jr. Mr. Blue and the independent directors set their own agenda for meetings in Executive Session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in Executive Session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate Executive Sessions with the Company’s independent registered public accounts, internal auditor and management. The Audit Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance
During 2022, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he or she served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.

Director Compensation

Non-employee directors receive an annual retainer of $40,000, payable in quarterly installments of $10,000 each. Committee Chairs receive an additional annual retainer of $10,000, also payable in quarterly installments. There are no additional individual Board or Committee meeting fees. Each non-employee director also receives an equity award of $40,000 in value of restricted stock with such value determined by reference to the public share price (the closing price) as of the date of the annual meeting at which the individual is elected, or, if the individual is appointed to the Board, then with reference to the stock price as of the date of appointment (subject to a deemed minimum stock price of $5 per share). The restricted stock award will vest five business days after the succeeding annual meeting.

Independent Directors

The Board has determined that William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with Director William F. Blue serving as chair of such executive sessions.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions between the Company and Directors and Officers

The Company’s Compensation/Nominations and Corporate Governance Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Committee for review. If required and appropriate under the circumstances, the Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Committee, including:

•the parties to the transaction and their relationship to the Company, its directors and officers;

•the terms of the transaction, including all proposed periodic payments; and

•the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

    During its fiscal year ended December 31, 2022, the Company purchased a portion of its product needs in the form of fiber, yarn, and carpet from Engineered Floors, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 7.8% of the Company’s Common Stock, which, as of year-end, represented approximately 3.0% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such products to the Company. Total purchases from Engineered Floors for 2022 were approximately $0.9 million; or approximately 0.4% of the Company’s cost of goods sold in 2022. In accordance with the terms of its Charter, the Compensation/Nominations and Corporate Governance Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of five members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2022 (the “Audited Financial Statements”). In addition, the Committee has discussed with FORVIS, LLP all matters required by applicable auditing standards.
The Committee also has received the written report, disclosure and the letter from FORVIS, LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and FORVIS, LLP such other matters and received such assurances from them as the Committee deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Michael L. Owens, Chairman
William F. Blue, Jr.
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

AUDIT COMMITTEE FINANCIAL EXPERT
    The Board has determined that Michael L. Owens, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934. For a brief list of Mr. Owens’ relevant experience, please refer to Mr. Owens’ biographical information as set forth in the Election of Directors section of this proxy statement. Additionally, the Board believes the remaining members of the Audit Committee would qualify as audit committee financial experts, within the meaning of applicable rules, based on each individual's qualification and expertise.

2023 Proxy V5

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation/Nominations and Corporate Governance Committee, acting in its capacity as a Compensation Committee, reviews and sets compensation for the Company’s executive officers. The Committee currently consists of four independent directors (currently all independent directors with the exception of Michael L. Owens, Chairman of the Company’s Audit Committee) chosen annually by the Board.

Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation
Compensation of the Company’s Executive Officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to annual incentive plans reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential annual compensation may consist of equity awards, the award value of which is tied to accomplishing both financial and non-financial goals and objectives.

Compensation for 2022. Effective March 2022, the Committee selected performance goals and objectives and a range of possible incentives for the annual 2022 Incentive Plan (the “2022 Plan”). Pursuant to the 2022 Plan, each executive officer had the opportunity to be granted a cash incentive award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.”

In addition to required levels of achievement of certain financial goals related to the Company as a whole and the Company’s business units, the 2022 Plan established certain individual goals and objectives for each officer participating in the Plan. The Committee retained significant discretion in evaluating achievement of the financial and individual goals.

No cash incentive awards or stock awards were paid or granted under the 2022 Plan.

Compensation Paid under the 2021 Incentive Plan. Continued employment at the time of grant or payment were required under the incentive plan applicable to 2021 (the "2021 Plan"). Accordingly, all bonus and stock awards paid or awarded under the 2021 plan for performance during 2021 were paid or granted in 2022.

Incentive Compensation Applicable to 2023. Following year-end, the Committee adopted an incentive plan for 2023 (the "2023 Plan") providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share awards, as in prior years. The Committee has reserved to itself the discretion to increase as well as reduce awards based on its evaluation of various factors applicable to the Plan and each participant. The Committee is authorized to modify the Plan and the assessment of individual performance based on unusual or extraordinary items. Any such awards, if earned, will be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, in March 2024.

Potential Awards for 2023. The CEO and the Chief Operating Officer have the opportunity to earn a cash payment ranging from 45% to not more than 105% of such executive’s base salary. The Chief Financial Officer and all other officers whose responsibilities primarily relate to corporate level administration will have the opportunity to earn a cash payment ranging from 15% to 75% of such officer’s base salary. Subject to Committee discretion, 100% percent of the potential amount will be based on achievement of specified levels of operating income from continuing operations of the Company, as adjusted for unusual items.

The President of the Company's residential business unit will have the opportunity to earn a cash payment ranging from 30% to 90% of his base salary. Subject to Committee discretion, 100% percent of the amount will be based on achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items.

The Primary Long-Term Incentive Share Award is designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2023 (45% in the case of the Chief Executive Officer) plus any cash incentive award paid for such year. Any Primary Long-Term Incentive Share Awards, if earned, vest ratably over three years.

Career Shares are designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year, excluding the Company’s Chief Operating Officer. The level of potential career share awards was set at 35% of the Chief Operating Officer’s base salary for 2023.

In accordance with past practice, any such award, if earned, will be granted in 2024. For participants age 61 or older, the Career Share Awards vest ratably over two years from the date of the grant. For the participants age 60 or younger, shares vest ratably over five years from the date of grant after the participant reaches age 61.

Additionally, all Share Awards are subject to vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of all Share Awards; termination without cause will also result in immediate vesting of all Career Share Awards and in immediate vesting of that portion of Long-Term Incentive Share Awards that has been expensed; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; to the extent that the Company has recognized compensation expense related to the shares subject to the awards, such amounts vest at retirement age and are paid out by March 15th of the subsequent year.

All awards of restricted stock are subject to a $5.00 minimum price per share when determining the number of shares awarded. The Compensation Committee has retained the discretion to reduce or increase any award otherwise earned based on the participant’s achievement of individual performance goals set by the Committee.

Policies with Respect to Hedging Company Securities. All incentive Equity Awards issued to the Company's executives (including the Company's Named Executive Offices) expressly prohibit hedging or hypothecation of restricted stock awards prior to vesting.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2022 the Company made a contribution of 3% to the qualified plan, while no Company contributions were made to the non-qualified plan.

Compensation Considerations for 2022 and 2023. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. The deductibility, for tax purposes, of compensation paid to named executive officers is subject to limits imposed by Section 162 of the Internal Revenue Code. Annual compensation exceeding $1 million is non-deductible. Accordingly, all compensation in excess of $1 million paid to any of the Company's Named Executive Officers (and the Chief Financial Officer) in any given year will be non-deductible.

The Company held a “Say on Pay” vote at its annual meeting in 2022. At that meeting, in excess of 98% of the votes were cast “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. Upon a Participant's reaching retirement age (as defined in the plan), all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson is the only Named Executive Officer eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 69,650 shares and $54,327. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $0.78/share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

William F. Blue, Jr., Chairman
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

PAY VS PERFORMANCE

The following is a tabular presentation of pay vs performance presenting certain information regarding the compensation earned by the Chief Executive Officer and the Named Executive Officers, and comparing such information to a "total shareholder return" (or "TSR") measure.

Year	Summary Compensation Table (SCT) Total for Principal Executive Officer (PEO)(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average SCT Total for Non-PEO NEOS(3) ($)	Value of Initial Fixed $100 Investment Based on: Company TSR ($)	Company Net Income ($)
2022	976,093	271,437	498,379	30	(35,079)
2021	1,512,883	1,744,532	690,563	216	1,616

1.     The Summary Compensation Table upon which this is based presents bonuses in the year in which they were accrued such that any bonus earned for performance in 2021 is shown for 2021 (although paid following year-end) while equity awards are shown for the year such awards were granted.

2.    To determine amounts actually paid with respect to equity awards [as defined and required by applicable rules] the following amounts were deducted for 2022 and 2021: a) $346,079 for 2022; $363,877 for 2021, representing the value of awards granted and unvested in those years; b) $310,298 for 2022, representing the decrease in fair value of awards granted in prior years outstanding as of year-end 2022 and valued as of year-end; and c) $148,161 for 2021, and $18,716 for 2021 representing the decrease in fair value of awards granted in prior years and vesting in 2022, and 2021 respectively, valued at vesting date. The following amounts were added for 2022 and 2021: a) $99,881 for 2022 and $575,493 for 2021, representing the value at year-end of awards granted and outstanding at year-end 2022 and 2021 respectively; and b) $37,750 for 2021 representing the increase in fair value of awards granted in prior years and outstanding as of year-end 2021 and valued as of year-end.

3. For all years presented the Named Executive Officers were: Daniel K. Frierson (PEO); D. Kennedy Frierson, Jr. and T.M. Nuckols, Jr.

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 25, 2021 and December 31, 2022 for (i) the Company's Chief Executive Officer; and (ii) the two other most highly compensated executive officers who served as such during the fiscal year ended December 31, 2022 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(4)	Stock Awards ($)(2)(4)	Option Awards ($)	Nonqualified Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)

Daniel K Frierson Chief Executive Officer	2022	625,000	—	346,079	—	—	5,014	976,093
	2021	625,000	520,042	362,877	—	—	4,964	1,512,883

D. Kennedy Frierson, Jr. Chief Operating Officer	2022	375,000	—	175,523	—	—	5,907	556,430
	2021	320,000	266,261	219,873	—	—	5,636	811,770

T.M. Nuckols, Jr., Vice President, President Residential	2022	325,000	—	109,718	—	—	5,609	440,327
	2021	275,000	141,013	147,879	—	—	5,463	569,355

(1)    Includes all amounts deferred at the election of the Named Executive Officer.

(2)    Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers. Continued employment is a condition of the Plan so the grant date is in the year after the year for which the performance was earned.

(3)    The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(4)     Continued employment at the time of grant and payment was required under the 2021 Incentive Plan; the bonus shown for each year was accrued in the year shown, but paid in the first quarter of the following year, and the stock award is shown in the year granted. As stated herein under the heading, "Compensation Discussion and Analysis," no bonus or stock award was paid or granted under the 2022 Plan.

(5)    The following table is a summary and quantification of all amounts included in All Other Compensation.

 All Other Compensation

Name	Year	Registrant Contributions to Defined Contributions Plans ($)	Insurance Premiums ($)	Other ($)(1)	Total Perquisites and Other Benefits($)

Daniel K. Frierson	2022	2,900	2,114	—	5,014
	2021	2,850	2,114	—	4,964

D. Kennedy Frierson, Jr.	2022	2,900	3,007	—	5,907
	2021	2,850	2,786	—	5,636

T.M. Nuckols, Jr.	2022	2,900	2,709	—	5,609
	2021	2,850	2,613	—	5,463

(1)    No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination for the period presented.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)(1)	Director's Restricted Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
William F. Blue, Jr.	50,000	21,360	—	—	71,360

Charles E. Brock	40,000	21,360	—	—	61,360

Lowry F. Kline	40,000	21,360	—	—	61,360

Hilda S. Murray	40,000	21,360	—	—	61,360

Michael L. Owens	50,000	21,360	—	—	71,360

(1)    Non-employee directors receive an annual retainer of $40,000, payable in quarterly installments of $10,000 each. Committee Chairs receive an additional annual retainer of $10,000, also payable in quarterly installments. There are no additional individual Board or Committee meeting fees. Each non-employee director also receives an equity award of $40,000 in value of restricted stock with such value determined by reference to the public share price (the closing price) as of the date of the annual meeting at which the individual is elected, or, if the individual is appointed to the Board, then with reference to the stock price as of the date of appointment (subject to a deemed minimum stock price of $5 per share). The restricted stock award will vest five business days after the succeeding annual meeting.

(2)    The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the annual meeting date as the grant date.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2022 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their approval of our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.
We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Two at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
    The Board of Directors recommends that the Company’s shareholders vote FOR the approval of Proposal Two.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2023
On June 1, 2022, The Dixie Group, Inc. (the “Company”) was informed by its independent registered accountants, Dixon Hughes Goodman, Certified Public Accountants (“DHG”), that it merged with BDK, LLP (“BDK”) effective June 1, 2022 in a merger of equals. FORVIS, LLP was the surviving firm and the merged entities will practice under that name. As a result of the merger, DHG effectively ceased being the Company’s independent registered public accounting firm and FORVIS, LLP, as the successor to DHG following the merger, became the Company’s independent registered public accounting firm. The engagement of FORVIS, LLP was approved by the Audit Committee of the Company’s Board of Directors on June 2, 2022. As a result, the reports previously issued by DHG with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by FORVIS, LLP.
DHG’s report on the Company’s financial statements as of and for the years ended December 26, 2020 and December 25, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 26, 2020 and December 25, 2021 and the subsequent period through the effective date of this filing (i) there have been no disagreements with DHG, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company, and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Neither the Company nor anyone on behalf of the Company consulted BDK or FORVIS, LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of BDK or FORVIS, LLP was provided with respect to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

On June 3, 2022 the Company filed a current report on Form 8-K reporting the change in its certifying accountant and provided FORVIS, LLP (as successor by merger to DHG) with a copy of the “Report” and requested FORVIS, LLP to review the disclosures contained in the Report and furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made therein. A copy of the FORVIS, LLP letter dated June 3, 2022, provided in response to that request, was filed as Exhibit 16.1 to that Report.

On June 2, 2022, the Audit Committee of the Company’s Board of Directors approved the engagement of FORVIS, LLP as the Company’s independent registered accounting firm, effective as of June 2, 2022.

Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of FORVIS, LLP to serve as its independent registered public accountants for its 2023 fiscal year. A representative of FORVIS, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.
The Board of Directors recommends that the Company’s shareholders vote FOR Proposal Three.
    In the event that the Company’s shareholders do not ratify the selection of FORVIS, LLP as independent registered public accountants for fiscal 2023, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2023.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to FORVIS, LLP and Dixon Hughes Goodman LLP for services provided during fiscal year 2021 and 2022:

	2022	2021
Audit fees paid (1)	$696,005	$849,364
Tax fees (2)	10,327	7,800
All other fees (3)	11,000	—
Total Audit Fees	$717,332	$857,164

1.    Represents fees for professional services paid to FORVIS, LLP (for 2022) and Dixon Hughes Goodman LLP (for 2021) provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues during 2021 and 2022.
2.    Represents fees for tax compliance and tax planning services.
3.    Represents fees related to an S-8 Registration Statement filing.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg. S-X T Rule 2-01(c)(7)(i)(C).

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2024 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 10, 2023, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2007, Dalton, Georgia 30722-2007.
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board
Dated: March 17, 2023

THE DIXIE GROUP

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Class A Common Stock

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - William F. Blue, Jr.	☐	☐	02 - Charles E. Brock	☐	☐	03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐	05 - Lowry F. Kline	☐	☐	06 - Hilda S. Murray	☐	☐
07 - Michael L. Owens	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline and Michael L. Owens, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporate offices, Dalton, Georgia, at 8:00 A.M., Eastern Time, on May 2, 2023, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES.

PROPOSAL 2 – TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY").

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

C Non-Voting Items

Change of Address — Please print new address below.